UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 6, 2019

PLx Pharma Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36351	46-4995704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8285 El Rio Street, Ste. 130, Houston, Texas		77054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 842-1249

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On March 8, 2019, PLx Pharma Inc. (the “Company”) issued a press release announcing its financial results for its fourth quarter and full fiscal year ended December 31, 2018. The Company’s press release is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

The information furnished by the Company pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2019, the holders of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) notified the Company that they appointed Tony Bartsh as a member of the Company’s Board of Directors pursuant to the Company’s Amended and Restated Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, which gives the holders of the Series A Preferred Stock the exclusive right, voting separately as a class, to elect one (1) director to the Board of Directors, for so long as Park West Asset Management LLC and its affiliates hold at least twenty-five percent (25%) of the issued and outstanding Series A Preferred Stock. Mr. Bartsh will not at present serve on any of our Board committees.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	99.1	Press Release, dated March 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLX PHARMA INC.

Dated: March 8, 2019	By:	/s/ Natasha Giordano
		Name:	Natasha Giordano
		Title:	President and Chief Executive Officer